Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated November 20, 2023 (including amendments thereto) with respect to the Common Shares, CHF 0.10 nominal value per share, of Molecular Partners AG. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 20, 2023

BIOTECHNOLOGY VALUE FUND, L.P.		BIOTECHNOLOGY VALUE TRADING FUND OS LP

By:	BVF I GP LLC, its general partner	By:	BVF Partners L.P., its investment manager
		By:	BVF Inc., its general partner
By:	/s/ Mark N. Lampert
	Mark N. Lampert	By:	/s/ Mark N. Lampert
	Chief Executive Officer		Mark N. Lampert
President

BVF I GP LLC
BVF GP HOLDINGS LLC
By:	/s/ Mark N. Lampert
	Mark N. Lampert	By:	/s/ Mark N. Lampert
	Chief Executive Officer		Mark N. Lampert
Chief Executive Officer

BIOTECHNOLOGY VALUE FUND II, L.P.
BVF PARTNERS L.P.
By:	BVF II GP LLC, its general partner
		By:	BVF Inc., its general partner
By:	/s/ Mark N. Lampert
	Mark N. Lampert	By:	/s/ Mark N. Lampert
	Chief Executive Officer		Mark N. Lampert
President

BVF II GP LLC
BVF INC.
By:	/s/ Mark N. Lampert
	Mark N. Lampert	By:	/s/ Mark N. Lampert
	Chief Executive Officer		Mark N. Lampert
President

BVF PARTNERS OS LTD.
/s/ Mark N. Lampert
By:	BVF Partners L.P., its sole member	MARK N. LAMPERT
By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert
Mark N. Lampert
President